UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 28, 2023)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 28, 2023, Globalstar, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) among the Company, as issuer, the subsidiary guarantors party thereto (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), an affiliate of Värde Partners and the other purchasers party thereto (collectively, the “Purchasers”) providing for the sale of $200.0 million aggregate principal amount of the Company’s non-convertible 13% Senior Notes due 2029 (the “Notes”). The sale of the Notes is expected to be consummated on or about March 31, 2023. The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of, the Purchase Agreement (Exhibit 10.1), which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The Notes are to be sold to the Purchasers in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

In connection with entering into the Purchase Agreement, the Company filed a press release. A copy of that press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company expects to use the proceeds from the Notes to repay all of its outstanding obligations under the 2019 Facility Agreement (the “2019 Facility”) of approximately $148 million, to pay fees associated with the Notes and for general corporate purposes. Upon repayment of the 2019 Facility, all security interests and liens granted by the Company and its subsidiaries pursuant to the 2019 Facility will be released. Following such release, the Company is required to grant substantially similar first lien security interests and liens to its Partner under its previously disclosed Partnership Agreements to secure amounts under its previously disclosed Prepayment Agreement (the “Liens”). Following the repayment of the 2019 Facility and granting of the Liens, Partner will disburse funds to Globalstar for the payment of all amounts currently due and owing under the Company’s previously disclosed Satellite Procurement Agreement.

Indenture and Notes

The Notes will be issued pursuant to an indenture to be entered on or about as of March 31, 2023 (the “Indenture”), among the Company, the Subsidiary Guarantors, as guarantors, and Wilmington Trust, National Association, as trustee. The Notes are senior, unsecured obligations of the Company and have a stated maturity of September 15, 2029. The Notes have an issue price of 95% of the principal amount of the Notes. The Notes bear interest initially at a rate of 13.00% per annum payable semi-annually in arrears. The Company will be required to pay interest (i) at a rate per annum of 4.00% which must be paid in cash and (ii) at a rate per annum of 9.00% which may be paid either (a) in-kind (“PIK Interest”) by increasing the principal amount of the Notes outstanding or (b) in cash, in such proportion as the Company may choose, with a step up in the PIK component of the interest if any Notes remain outstanding after March 15, 2028. The Company has agreed with its Partner to pay cash interest on the Notes at a rate of 6.5% per annum and PIK interest at a rate of 6.5% per annum.

The Notes may be redeemed at the option of the Company at any time, subject to the conditions of the Indenture. Among other things, prior to March 15, 2025 (the “First Call Date”), the Company will be permitted to redeem the Notes in whole or in part at the redemption price equal to 100% of the principal amount of the Notes redeemed plus a premium based on the net present value of the remaining interest payments through the First Call Date. Beginning on First Call Date, the Notes may be redeemed at a redemption price equal to 103% of the principal amount, declining to 100% of the principal amount after March 15, 2027, in each case, together with accrued and unpaid interest.

Additionally, in the event of a Change of Control (as such term is defined in the Indenture) or certain termination events with respect to the Service Agreements, holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes at a price (as calculated by the Company) in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and certain tax payments. The Indenture includes customary terms and covenants, including restrictions on the Company’s and the Subsidiary Guarantors’ ability to incur indebtedness, make guarantees, sell equity interests, and customary events of default after which the holders may accelerate the maturity of the Notes and become due and payable immediately.

The information in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
10.1	Purchase Agreement, dated March 28, 2023, by and among Globalstar, Inc., the Subsidiary Guarantors party thereto and the Purchasers party thereto
99.1	Press Release dated March 29, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: March 29, 2023